UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2021

SOC TELEMED, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39160	84-3131208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1768 Business Center Drive, Suite 100

Reston, Virginia 20190

 (Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (866) 483-9690

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value of $0.0001 per share	TLMD	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Class A Common Stock for $11.50 per share	TLMDW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Acquisition

Purchase Agreement

On March 26, 2021, SOC Telemed, Inc. (the “Company”) entered into a Membership Interest and Stock Purchase Agreement (the “Purchase Agreement”) by and among the Company, Access Physicians Management Services Organization, LLC (“Access Physicians”), HEP AP-B Corp. (“Blocker”), Health Enterprise Partners III, L.P. (“Blocker Seller”), the persons listed on Exhibit A thereto (collectively with Blocker Seller, the “Sellers”), and AP Seller Rep, LLC, as representative of the Sellers, pursuant to which the Company, among other things, acquired Access Physicians (such collective transactions, the “Acquisition”).

The total consideration paid in the Acquisition at closing consisted of $94.0 million in cash, subject to customary transaction adjustments as provided in the Purchase Agreement, financed by the Credit Facility and Subordinated Note described below, and 13,928,740 shares (the “Closing Shares”) of the Company’s Class A common stock, par value $0.0001 per share (the “Class A common stock”), with a value of approximately $100.0 million, of which 175,353 Closing Shares remain subject to certain vesting conditions and will be issued on the first anniversary of the closing. The Purchase Agreement also provides for additional earn-out consideration of $20.0 million that may be paid to the Sellers if certain revenue and performance levels are achieved by Access Physicians in the fiscal year ended December 31, 2021, and additional deferred consideration of approximately $20.0 million that may be paid to the Sellers if the foregoing earn-out consideration is earned and subject to the continued service of certain executives of Access Physicians during the two-year period beginning on the closing date of the Acquisition (subject in each case to earlier acceleration upon the occurrence of certain events). The additional earn-out consideration and deferred consideration are in each case payable in cash or shares of Class A common stock or a combination of cash and shares, at the Company’s election; provided, however, that the Company may not issue any shares in satisfaction of any such contingent consideration if the aggregate number of shares issued to the Sellers pursuant to the Purchase Agreement exceeds 19.9% of the total shares outstanding or total voting power outstanding immediately prior to the closing of the Acquisition unless it has first obtained the approval of its stockholders in accordance with Nasdaq Listing Rule 5635(a).

The Purchase Agreement provides that the Closing Shares will be subject to lock-up until October 30, 2021, with the potential for early release of up to 20% of such shares upon a bona fide sale transaction of any shares beneficially owned by SOC Holdings LLC, the Company’s largest stockholder, prior to such date. The Purchase Agreement also includes customary resale shelf registration rights for the Sellers that require the Company to register for resale the shares of Class A common stock issued pursuant to the Purchase Agreement.

The Purchase Agreement contains customary representations and warranties and covenants from each of the parties, including certain restrictive covenants applicable to the Sellers. The Company has obtained representation and warranty insurance in connection with the Purchase Agreement.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference. The above description of the Purchase Agreement is not intended to provide any other factual information about the Company, Access Physicians, Blocker or the Sellers, or their respective subsidiaries or affiliates. The representations and warranties and covenants contained in the Purchase Agreement were made only for purposes of the Purchase Agreement and only as of specific dates, were solely for the benefit of the parties to the Purchase Agreement, and may be subject to limitations agreed upon by the parties in connection with negotiating the terms of the Purchase Agreement, including being qualified by confidential disclosures made by each party to the other for the purposes of allocating contractual risk between them. In addition, certain representations and warranties may be subject to a contractual standard of materiality different from those generally applicable to investors and may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts. Information concerning the subject matter of the representations and warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company or Access Physicians. Investors should not rely on the representations and warranties or covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, Access Physicians, Blocker, the Sellers or any of their respective subsidiaries, affiliates or businesses.

Board Nomination Rights Agreement

Concurrently with the execution of the Purchase Agreement, the Company and Christopher Gallagher, M.D., the Chief Executive Officer of Access Physicians, entered into a Board Nomination Rights Agreement, dated as of March 26, 2021 (the “Board Nomination Rights Agreement”), pursuant to which the Company will increase the size of the Board of Directors of the Company (the “Board”) by one director and appoint Dr. Gallagher as a Class I Director (as defined in the Company’s Second Amended and Restated Certificate of Incorporation) to fill the vacancy thereby created. The Board Nomination Rights Agreement will terminate upon the earliest to occur after the date of the agreement of either of the following events: (i) Dr. Gallagher ceases to beneficially own at least 75% of the Closing Shares that he received in his capacity as a Seller at the closing of the Acquisition or (ii) Dr. Gallagher’s employment is terminated by his applicable employer within the Company group for any reason. The Board Nomination Rights Agreement further provides that any shares of Class A common stock and any securities convertible into or exchangeable for shares of Class A common stock held by Dr. Gallagher will be subject to lock-up for three months following his resignation from the Board.

The foregoing description of the Board Nomination Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Board Nomination Rights Agreement, a copy of which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Financing Arrangements

Credit Agreement

On March 26, 2021, the Company entered into a Loan and Security Agreement (the “Credit Agreement”), by and among the Company, each of its wholly owned subsidiaries, including the entities acquired pursuant to the Acquisition, the lenders party thereto from time to time and SLR Investment Corp., as collateral agent.

The Credit Agreement provides for senior secured term loan facilities in an aggregate amount of up to $125.0 million (collectively, the “Credit Facility”), comprised of (i) term loans made on the closing date in the principal amount of $75.0 million (the “Term A1 Loan”) and $10.0 million (the “Term A2 Loan” and, together with the Term A1 Loan, the “Term A Loans”) to finance a portion of the closing cash consideration for the Acquisition; (ii) subject to our request therefor and the achievement, on or prior to June 20, 2022, of net revenues of at least $55 million on a trailing six-month basis, among other conditions set forth in the Credit Agreement, an additional term loan to be made on or before June 20, 2022, in the principal amount of up to $12.5 million, or up to $2.5 million if the Term A2 Loan remains outstanding (the “Term B Loan”); (iii) subject to our request therefor and the achievement, on or prior to December 20, 2022, of net revenues of at least $65 million on a trailing six-month basis, among other conditions set forth in the Credit Agreement, an additional term loan to be made on or before December 20, 2022, in the principal amount of up to $12.5 million (the “Term C Loan”); and (iv) an uncommitted term loan in the principal amount of up to $25 million (the “Term D Loan” and, collectively with the Term A Loans, the Term B Loan and the Term C Loan, the “Term Loans”), which Term D Loan availability is subject to our request therefor, the sole and absolute discretionary approval of the lenders thereof and the satisfaction of certain conditions set forth in the Credit Agreement.

The maturity date for each Term Loan is April 1, 2026, and borrowings under the Credit Facility will bear interest at a fluctuating rate per annum equal to 7.47% plus the greater of LIBOR and 0.13% (the “Applicable Rate”). The Company is required to make interest payments monthly in arrears, beginning on May 1, 2021. The Credit Facility requires equal monthly amortization payments commencing May 1, 2024, which commencement date may be extended to November 1, 2024, subject to the satisfaction of certain conditions as set forth in the Credit Agreement.

The Credit Facility may be optionally prepaid from time to time, subject to a prepayment premium equal to (i) in the case of any prepayment made prior to March 26, 2022, 3% of the principal amount of the Term Loans prepaid, (ii) in the case of any prepayment made prior to March 26, 2023, 2% of the principal amount of the Term Loans prepaid, (iii) in the case of any prepayment made prior to March 26, 2024, 2% of the principal amount of the Term Loans prepaid, and (iv) 0% thereafter. The Credit Facility also contains mandatory prepayment provisions upon acceleration that are customary for secured financings of this type, each as more fully described in the Credit Agreement.

The Credit Agreement contains representations and warranties, affirmative and negative covenants and events customary for secured financings of this type, as well as financial covenants requiring (i) the maintenance of minimum liquidity of at least $5.0 million at all times and (ii) minimum net revenues measured quarterly on a trailing twelve-month basis of at least $81.8 million on March 31, 2022, $88.2 million on June 30, 2022, $94.5 million on September 30, 2022, $100.9 million on December 31, 2022, and 60% of projected net revenues in accordance with an annual plan to be submitted the lenders on March 31, 2023, and thereafter.

The Credit Facility is guaranteed by all of the Company’s wholly owned subsidiaries, including the entities acquired pursuant to the Acquisition, subject to customary exceptions. The Credit Facility is secured by first priority security interests in substantially all of the Company’s assets, subject to permitted liens and other customary exceptions.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Subordinated Note

On March 26, 2021, the Company issued an Unsecured Subordinated Promissory Note in principal amount of $13.5 million (the “Subordinated Note”) in favor of SOC Holdings LLC, an affiliate of Warburg Pincus LLC and the Company’s largest shareholder, for proceeds at closing of $11.5 million. The unpaid balance of the Subordinated Note will accrue interest at an escalating rate per annum initially equal to 7.47% plus the Applicable Rate under the Credit Facility, increasing to 10.87% plus the Applicable Rate on September 30, 2021, and then an additional 2.00% each year thereafter, and will be added to the principal amount of the Subordinated Note on a monthly basis. The maturity date of the Subordinated Note is the earliest to occur of September 28, 2026, and the occurrence of a change of control. The Subordinated Note is fully subordinated to the Credit Facility and may only be repaid in accordance with the terms of the Credit Agreement. The Subordinated Note further provides that the Company is obligated to repay a portion of the principal amount outstanding under the Credit Facility and the balance of the Subordinated Note from the proceeds of any offering by the Company of its equity securities.

The foregoing description of the Subordinated Note does not purport to be complete and is qualified in its entirety by reference to the full text of the Subordinated Note, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 above regarding the Purchase Agreement and the Subordinated Note is incorporated herein by reference.

On March 26, 2021, the Company completed the Acquisition pursuant to the Purchase Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above regarding the Credit Agreement and the Subordinated Note is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above regarding the Purchase Agreement is incorporated herein by reference.

The Company issued the Closing Shares in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation D promulgated thereunder. The Company relied on this exemption from registration based in part on representations made by the Sellers in the Purchase Agreement.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 above regarding the Board Nomination Rights Agreement is incorporated herein by reference.

On March 30, 2021, the Board appointed Dr. Gallagher as a Class I Director. Pursuant to the Board Nomination Rights Agreement, the Company agreed to take all action necessary to cause Dr. Gallagher to be appointed to its Board as a Class I Director as promptly as reasonably practicable following the closing of the Acquisition. Other than the Board Nomination Rights Agreement and the Purchase Agreement, there was no arrangement or understanding pursuant to which Dr. Gallagher was elected as a director. Pursuant to the Purchase Agreement, Dr. Gallagher received at the closing of the Acquisition consideration consisting of approximately $19.8 million in cash and 3,316,679 Closing Shares, and he remains eligible to receive contingent consideration earned in accordance with the terms of the Purchase Agreement. Dr. Gallagher has also entered into the Company’s standard indemnification agreement for directors and officers.

Item 7.01	Regulation FD Disclosure.

On March 30, 2021, the Company issued a press release announcing the Acquisition. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information included in this Item 7.01 and in Exhibit 99.1 attached hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall any such information or exhibits be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such document.

Cautionary Notice Regarding Forward-Looking Statements

Certain statements in this Current Report on Form 8-K and the documents incorporated by reference herein are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. Such forward-looking statements are often identified by words such as “anticipate,” “approximate,” “believe,” “commit,” “continue,” “could,” “estimate,” “expect,” “hope,” “intend,” “may,” “outlook,” “plan,” “project,” “potential,” “should,” “would,” “will” and other similar words or expressions. Such forward-looking statements reflect the Company’s current expectations or beliefs concerning future events and actual events may differ materially from historical results or current expectations. The reader is cautioned not to place undue reliance on these forward-looking statements, which are not a guarantee of future performance and are subject to a number of uncertainties, risks, assumptions and other factors, many of which are outside the control of the Company. The forward-looking statements in this Current Report on Form 8-K address a variety of subjects including, for example, the Company’s acquisition of Access Physicians, the financing of the Acquisition, the Company’s potential issuance of shares in satisfaction of contingent consideration pursuant to the Purchase Agreement and the business prospects of the Company following the Acquisition. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: the possibility that the Company may not fully realize the projected benefits of the Acquisition; business disruption following the Acquisition; the reaction of clients and other persons to the Acquisition; the uncertainty of projected financial information with respect to Access Physicians; the Company’s substantial leverage as a result of indebtedness incurred in connection with the Acquisition; restrictions contained in the Company’s debt agreements; the Company’s ability to repay, refinance, restructure and/or extend its indebtedness as it comes due; and other events that could adversely affect the Company’s plans, expectations, objectives and intentions as a result of the Acquisition, including industry or economic conditions outside of the Company’s control. In addition, actual results are subject to other risks and uncertainties that relate more broadly to the Company’s overall business, including those more fully described in the Company’s filings with the Securities and Exchange Commission (“SEC”), including its annual report on Form 10-K for the fiscal year ended December 31, 2020, which is being filed concurrently with this Current Report on Form 8-K, and subsequent quarterly reports on Form 10-Q, which reports are available on the SEC’s website at www.sec.gov. The forward-looking statements in this Current Report on Form 8-K speak only as of its date. The Company undertakes no obligation to revise or update publicly any forward-looking statement, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements required by Item 9.01(a) of Form 8-K with respect to the Acquisition described in Item 2.01 herein will be filed by amendment to this Current Report on Form 8-K as soon as practicable and in any event not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed pursuant to Item 2.01.

(b) Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) of Form 8-K with respect to the Acquisition described in Item 2.01 herein will be filed by amendment to this Current Report on Form 8-K as soon as practicable and in any event not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed pursuant to Item 2.01.

(d) Exhibits.

Exhibit No.	Description

2.1+	Membership Interest and Stock Purchase Agreement, dated as of March 26, 2021, by and among SOC Telemed, Inc., Access Physicians Management Services Organization, LLC, HEP AP-B Corp., Health Enterprise Partners III, L.P., the persons listed on Exhibit A thereto, and AP Seller Rep, LLC, as representative of the sellers.

10.1+	Loan and Security Agreement, dated as of March 26, 2021, by and among SOC Telemed, Inc., the other borrowers party thereto, the lenders party thereto from time to time and SLR Investment Corp., as collateral agent.

10.2	Unsecured Subordinated Promissory Note issued on March 26, 2021, by SOC Telemed, Inc. in favor of the holders named therein.

10.3	Board Nomination Rights Agreement, dated as of March 26, 2021, by and between SOC Telemed, Inc. and Christopher Gallagher, M.D.

99.1	Press Release, dated March 30, 2021.

+	Certain exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Company hereby agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOC Telemed, Inc.

Date: March 30, 2021	/s/ Eunice Kim
	Name:	Eunice Kim
	Title:	General Counsel and Corporate Secretary